Page 82 of 91 Pages




                             SHAREHOLDERS' AGREEMENT


         THIS  SHAREHOLDERS'  AGREEMENT (this "Agreement") is made as of January
                                               ---------
10, 2000, by and among NEXUS TELOCATION SYSTEMS LTD., a company organized under the laws of Israel (the "Company"), CLAL Industries and Investments Ltd. ("CII")
                         -------                                           ---
and  CLAL  (Israel)  Ltd.("CLAL  Israel"  and  together  with CII  "CLAL"),  BVR
                           ------------                             ----
Technologies,  Ltd.  ("BVR")  and  those  persons  whose  names are set forth on
                       ---
Schedule  I hereto  (the  "Purchasers"  and  together  with  CLAL  and BVR,  the
                           ----------
"Shareholders").
 ------------

         WHEREAS, the Company and the Purchasers, have entered into that certain Securities Purchase Agreement dated as of the date hereof (the "Securities
                                                                      ----------
Purchase  Agreement"),  providing,  among other things,  for the purchase by the
-------------------
Purchasers of newly issued ordinary shares, nominal value NIS 0.01 per share, of the Company ("Ordinary Shares");
              ---------------

         WHEREAS, BVR currently owns 4,849,201 Ordinary Shares;

         WHEREAS, (i) CII currently owns 1,203,500 Ordinary Shares and (ii) CLAL Israel currently owns 653,600 Ordinary Shares;

         WHEREAS, each of BVR, CLAL Israel and CII is also a Purchaser of Ordinary Shares under the Securities Purchase Agreement; and

         WHEREAS, this is the Shareholders' Agreement referred to in the Securities Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Shareholders agree as follows:


1.  Election of Director.  The parties  hereto agree that at all times until the
    --------------------
earlier to occur of (i) QEG-NTS Holdings LLC (subject to Section 12 hereof, the "Lead Investor") holds less than (A) 2,000,000 shares of the Ordinary Shares
 --------------
purchased under the Securities Purchase Agreement if the Second Closing under the Securities Purchase Agreement shall not have occurred or (B) 3,500,000 shares of the Ordinary Shares purchased under the Securities Purchase Agreement if the Second Closing under the Securities Purchase Agreement shall have occurred; or (ii) the Purchasers, in the aggregate, hold less than 10% of the outstanding Ordinary Share capital of the Company, the provisions set forth in this Section 1 shall be in effect.

         (a) The Lead Investor shall be entitled to designate one (1) member (the "Purchaser Nominee") of the Board of Directors of the Company (the "Board
       ------------------                                                  -----
of  Directors")  and to have such  Purchaser  Nominee  appointed  to any and all
-------------
committees of the Board of Directors, immediately after the closing of the initial issuance of the Ordinary Shares under the Securities Purchase Agreement and thereafter at each ordinary general meeting (or extraordinary general meeting, as the case may be) of the Company.

                                                             Page 83 of 91 Pages



         (b) The Company shall take all necessary measures within its power to cause the Purchaser Nominee to be appointed to the Board of Directors. The Company shall take all necessary measures within its power to permit and allow such Purchaser Nominee to serve on the Board of Directors of the Company as the Lead Investor requests, to attend meetings in person or by telephone and to exercise all other rights contemplated by this Agreement.

         (c) Pursuant to its obligations under Section 1(b) and as soon as practicable, but in no event later than March 15, 2000, the Company shall take all necessary measures within its powers to cause an extraordinary general meeting of the shareholders of the Company to take place in order to approve the amendment of the Company's Articles of Association to provide specifically for the Lead Investor's right to appoint the Purchaser Nominee to the Board of Directors of the Company as contemplated in this Shareholders' Agreement (the "Articles Amendment"). The Articles Amendment must be in a form reasonably
 -------------------
satisfactory to the Lead Investor.

         (d) The Shareholders agree that they will vote, or cause to be voted, all Ordinary Shares owned by them to approve the Articles Amendment.

         (e) Until such time as the Articles Amendment has become effective (or if the Articles Amendment has ceased to be effective), the Shareholders agree that they will vote, or cause to be voted, all Ordinary Shares owned by them to elect, and will otherwise support the election of, the Purchaser Nominee as a director, including, without limitation voting to demand an extraordinary general meeting to elect the Purchaser Nominee to the Board of Directors, if requested by the Lead Investor.

         (f) The Shareholders agree that they will not vote, or cause to be voted, any Ordinary Shares owned by them to (i) dismiss or discharge the Purchaser Nominee as a director or (ii) amend the Articles of Association of the Company to remove or in any way limit the Lead Investor's right to appoint the Purchaser Nominee as provided in the Articles Amendment, unless, in each case, as otherwise requested by the Lead Investor.

         (g) Until such time as the Articles Amendment has become effective providing the Lead Investor directly with the right to fill a vacancy left by the Purchaser Nominee (or if the Articles Amendment has ceased to be effective), in the event that the Purchaser Nominee vacates his seat on the Board of Directors, whether by resignation, death, removal or otherwise, the Shareholders agree to vote, or cause to be voted, all Ordinary Shares owned by them to elect, and will otherwise support the election of, the person designated by the Lead Investor to fill any such vacancy.

2. Major Decisions.  The Shareholders  agree that at all times until the earlier
   ---------------
to occur of (i) the Lead Investor holds less than (A) 2,000,000 shares of the Ordinary Shares purchased under the Securities Purchase Agreement if the Second Closing under the Securities Purchase Agreement shall not have occurred or (B) 3,500,000 shares of the Ordinary Shares purchased under the Securities Purchase Agreement if the Second Closing under the Securities Purchase Agreement shall have occurred; or (ii) the Purchasers, in the aggregate, hold less than 15% of the outstanding Ordinary Share capital of the Company, without the prior written

                                                             Page 84 of 91 Pages

consent of the Lead Investor, the Shareholders shall not vote, or cause to be voted, any Ordinary Shares owned by them to permit or direct the Company to:

         (a) enter into any merger or consolidation with or into any other entity or the sale, lease or other disposition of any material asset to any other entity;

         (b) invest in research and/or development an amount in excess of $4 million in any twelve (12) month period from the date of this Agreement until the third anniversary of the date of this Agreement;

         (c) make capital expenditures (including the acquisition of assets outside the ordinary course of business) in an amount in excess of $3 million in any twelve (12) month period from the date of this Agreement until the third anniversary of the date of this Agreement;

         (d) have outstanding at any time indebtedness for borrowed money (excluding convertible securities currently owned by BVR) in excess of $10 million; or

         (e) authorize the issuance of Ordinary Shares or options to purchase Ordinary Shares issuable to employees, consultants or directors of the Company pursuant to a plan approved by the Board of Directors of the Company which at any time (after taking into account all Ordinary Shares and options then issued under all other such plans) exceeds 15% of the fully diluted Ordinary Share Capital of the Company.

3. Notices.  Any notice,  request or other  communication  required or permitted
   -------
hereunder will be in writing and will be deemed to have been duly given (a) when received if delivered by facsimile transmission or in person, (b) on the fifth day after being sent by registered or certified mail, return receipt requested, postage prepaid, or (c) on the next business day after being sent by priority delivery by an established overnight courier, to the parties at their respective addresses set forth below:

           To the Company:  Nexus Telocation Systems Limited
                            6B Tfutzot Israel Street
                            Givatayim 53583, Israel
                            Attention: Ariel Poppel
                            Facsimile: (011) 972-3-571-9698

           To the Purchasers: At the addresses forth next to such Purchaser's name on Part I to Exhibit A of the Securities Purchase Agreement.


           To CLAL:         Clal Atidim Tower, Bldg. No. 4
                            P.O. Box 58177
                            Tel-Aviv 61581, Israel
                            Attention: Ken Lalo, Adv.
                            Facsimile: (011) 972-3-765-0360

                                                             Page 85 of 91 Pages



           To BVR:          1 Korazin Street
                            Givatayim, Israel
                            Attention: Yahel Shachar
                            Facsimile: (011) 972-3-903-8007


4.  Specific  Performance.  The rights of the parties  under this  Agreement are
    ---------------------
unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

5. Entire Agreement.  This Agreement and (A) with respect to the Company and the
   ----------------
Purchasers, the Securities Purchase Agreement (including any and all exhibits, schedules and other instruments contemplated thereby) and (B) with respect to CLAL and BVR, the Shareholders Agreement, dated April 13, 1998 between CLAL and BVR, constitute the entire agreements among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between them or any of them as to such subject matter.

6. Amendment and Waiver. No provision of this Agreement may be waived or amended
   --------------------
except in a written instrument signed, in the case of an amendment, by the Company, CLAL, BVR and the Lead Investor or, in the case of a waiver, by the party against whom a waiver of any such provision is sought. The failure at any time to require performance of any provision hereof shall in no way affect the full right to require such performance at any time thereafter. The waiver by any party to this Agreement of a breach of any provision hereof shall not be taken or held to be a waiver of any succeeding breach of such provision or any other provision or as a waiver of the provision itself.

7. Assignment;  Successors and Assigns. This Agreement shall be binding upon and
   -----------------------------------
shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted transferees. This Agreement may not be assigned by any party without the prior written consent of the other parties hereto; provided, that the rights of the Lead Investor under
                           --------
Section 1 hereof may be assigned by the Lead Investor to a transferee (a "Transferee") to which the Lead Investor transfers not less than (A) 2,000,000
 ----------
shares of the Ordinary Shares purchased under the Securities Purchase Agreement if the Second Closing under the Securities Purchase Agreement shall not have occurred or (B) 3,500,000 shares of the Ordinary Shares purchased under the Securities Purchase Agreement if the Second Closing under the Securities Purchase Agreement shall have occurred; provided, that such assignment may not
                                         --------
be made without the consent of the Company, which consent shall not be unreasonably withheld; and provided, further, that the Transferee shall continue
                           -----------------
to hold such right as long as (x) it holds more than (A) 2,000,000 shares of the Ordinary Shares transferred to it by the Lead Investor if the Second Closing under the Securities Purchase Agreement shall not have occurred, or (B) 3,500,000 shares of the Ordinary Shares transferred to it by the Lead Investor if the Second Closing under the Securities Purchase Agreement shall have occurred; or (y) the Purchasers (including the Transferee), in the aggregate, hold 10% or more of the outstanding Ordinary Share capital of the Company.

                                                             Page 86 of 91 Pages


8.  Severability.  In case any one or more of the  provisions  contained in this
    ------------
Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

9.  Counterparts.  This  Agreement may be executed in two or more  counterparts,
    ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10. Section Headings. The headings contained in this Agreement are for reference
    ----------------
purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

11.  Governing  Law.  The  corporate  laws of Israel  shall  govern  all  issues
     --------------
concerning the relative rights of the Company and the Shareholders as its shareholders and between the Shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

12. Definition of Lead Investor. For purposes of this Agreement, "Lead Investor
    ---------------------------
means QEG-NTS  Holdings LLC;  provided that to the extent that QEG-NTS  Holdings
                              --------
LLC transfers any of the Ordinary Shares purchased by it under the Securities Purchase Agreement to any of Quantum Emerging Growth Fund, N.V. or its affiliates (such term shall include any funds managed by Soros Fund Management LLC or any of its affiliates), then the term "Lead Investor" shall collectively refer to QEG-NTS Holdings LLC and such other entities.

13. Transfers to Affiliates.  If any of the Shareholders  directly transfers any
    -----------------------
Ordinary Shares owned by it to one of more of its Affiliates, then such Shareholder, upon such transfer, shall cause such Affiliate or Affiliates to agree to be bound by the provisions of this Agreement. For purposes of this
Section 13, an "Affiliate" of any Shareholder  means any person which,  directly
                ---------
or indirectly, is in control of, is controlled by or is under common control with such specified Shareholder.

                                                             Page 87 of 91 Pages



         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                                   COMPANY:

                                                   NEXUS TELOCATION SYSTEMS LTD.


                                                   By:__________________________
                                                   Name:
                                                   Title:



                                                   SHAREHOLDERS:

                                                   QEG-NTS HOLDINGS LLC


                                                   By:__________________________
                                                   Name:
                                                   Title:


                                                   BVR TECHNOLOGIES LTD.


                                                   By:__________________________
                                                   Name:
                                                   Title:


                                                   THE EMERGING MARKETS
                                                   TELECOMMUNICATIONS FUND, INC.


                                                   By:__________________________
                                                   Name:
                                                   Title:


                                                   EMV CTSL LLC


                                                   By:__________________________
                                                   Name:
                                                   Title:

                                                             Page 88 of 91 Pages




                                            CLAL INDUSTRIES AND INVESTMENTS LTD.


                                                   By:__________________________
                                                      Name



                                                   CLAL (ISRAEL) LTD.


                                                   By:__________________________
                                                      Name
                                                      Title



                                                   HAPOALIM ELECTRONICS
                                                   COMMUNICATIONS LTD.


                                                   By:__________________________
                                                      Name
                                                      Title




                                                   _____________________________
                                                   YARON SHEINMAN




                                                     GLADCOVE INTERNATIONAL LTD.


                                                     By:________________________
                                                        Name
                                                        Title

                                                             Page 89 of 91 Pages


                                                      ADASHA PROJECT INITIATION
                                                      DEVELOPMENT (TA) LTD.

                                                      By:_______________________
                                                         Name
                                                         Title


                                                 SHREM, FUDIM, KELNER & CO. LTD.



                                                 By:____________________________
                                                    Name
                                                    Title



                                                   DS FOUNDERS GROUP L.P.


                                                   By:__________________________
                                                      Name
                                                      Title



                                                   THE CANADA ISRAEL OPPORTUNITY
                                                   FUND II


                                                   By:__________________________
                                                      Name
                                                      Title



                                                   THE KAHANOFF FOUNDATION


                                                   By:__________________________
                                                      Name
                                                      Title

                                                             Page 90 of 91 Pages




                                              LEADER HOLDINGS & INVESTMENTS LTD.


                                              By:_______________________________
                                                 Name:
                                                 Title:





                                                   _____________________________
                                                   ITZHAK SHREM




                                                   _____________________________
                                                   ITAMAR PATISHI

                                                             Page 91 of 91 Pages




                                   SCHEDULE I


                     NAME OF PURCHASER


QEG-NTS Holdings LLC

Hapoalim Electronic Communications Ltd.

BVR Technologies Ltd.

The Emerging Markets Telecommunications
Fund, Inc.

EMV CTSL LLC

Yaron Sheinman

Clal (Israel) Ltd.

Clal Industries and Investments Ltd.

Gladcove International Ltd.

Adasha Project Initiation Development (TA) Ltd.

Shrem, Fudim, Kelner & Co. Ltd.

DS Founders Group L.P.

The Canada Israel Opportunity Fund II

The Kahanoff Foundation

Leader Holdings & Investments Ltd.

Itzhak Shrem

Itamar Patishi